Item 77(O)

                       The Preferred Group of Mutual Funds

                         Record of Securities Purchased
                     under the Trust's Rule 10f-3 Procedures


1.       Subadviser:       JENNISON ASSOCIATES CAPITAL CORP.

2.       Fund:             PREFERRED BALANCED FUND

3.       Securities are:  (Select one)

             "Municipal securities"            Part of an issue
               as defined in Section              registered under the
               3(a) (29) of the                   Securities Act of
               Securities Exchange                1933 which is being
               Act of 1934                        offered to the public

                Yes ____   No ____             Yes ____  No ____




4.    Issuer:                                       THE HERTZ CORPORATION

5.    Description of Security:                      COMMON STOCK

6.    Date of Purchase:                             04/25/97

7.    Underwriter from whom purchased:              J.P. MORGAN SECURITIES

8.    Name of Affiliated Underwriter managing
         or participating in syndicate
         (attach list of all members of
         syndicate):                         PRUDENTIAL SECURITIES INCORPORATED

         other members of the syndicate.*    PLEASE SEE ATTACHED LIST

*  Please note the underwriters used a "severally" form of agreement.

9.       Aggregate principal amount of
         purchase [this amount, when
         added to purchases by other
         investment companies for whom
         Preferred and the relevant
         Subadviser act as adviser, may
         not exceed (A) the greater of
         4% of (10) or $500,000, or
         (B) 10% of (11)]:                         $184,800.00

10.      Aggregate principal amount of
         class of securities being
         offered (i.e., existing securities
         plus current offering, both of
         which are the same class of
         securities:                               $2,598,408,600.00

11.      Aggregate principal amount of offering:   $480,240,000.00


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12.   Purchase price, net of fees and
         expenses [may not exceed (14)]:             24.00

13.   Date offering commenced:                       04/25/97

14.   a.      Public offering price:                 24.00

      b.      Was it purchased prior to
              close of first full business
              day after offering commenced?          YES

15.   Commission, spread or profit:    5.25 %      $1.26

16.   Have the following conditions been satisfied?            YES        NO

      a.  The purchase price did not exceed the
          offering price prior to the close of the first
          full business day after the first day of the
          offering (or, if a rights offering, the
          securities were purchased on the fourth day
          preceding the day on which the offering
          terminated)?                                          X

      b. The underwriting was a firm commitment
         underwriting?                                          X

      c. The commission, spread or profit was
         reasonable and fair in relation to that being
         received by others for underwriting
         similar securities during the same period?             X

      d. (FOR SECURITIES THAT ARE NOT MUNICIPAL
          SECURITIES) The issuer has been in continuous
          operation for not less than three years, including
          the operations of any predecessors?                   X

      e. (FOR MUNICIPAL SECURITIES ONLY) The issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in existence less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service?

      f. The amount of such securities purchased by all of the investment companies advised by Preferred and the Subadviser(s) to the Fund purchasing such securities did not exceed

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         10% of the principal amount of the offering
         AND did not exceed the greater of (I) 4% of
         the principal amount of the cash of securities
         being offered, or (ii) $500,000?
*With regard to the Preferred Balance Fund only                  X*

      g. The purchase price was less than 3% of the
         value of the total assets of the Fund for
         which the securities were purchased?                    X

      h.  No Affiliated Underwriter was a direct or
          indirect participant in the sale?                      X**

** Prudential Securities Incorporated, an affiliate of Jennison, did not participate in the Hertz Corporation sale to Jennison.

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